Exhibit 10.7

[*.*] CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[*.*].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PETROLEUM PRODUCT SALE AGREEMENT

[Unbranded-Term-Rack]

This Petroleum Product Sale Agreement (“Agreement”), dated to be effective as of May 1, 2013 (the “Effective Date”), is entered into by and between CST MARKETING AND SUPPLY COMPANY (“Buyer”), and VALERO MARKETING AND SUPPLY COMPANY (“Seller”). Each of Buyer and Seller is referred to herein individually as a “Party” and collectively, as the “Parties.”

1. Term. The term of this Agreement (the “Term”), shall be from the Effective Date through April 30, 2028 (the “Expiration Date”); provided however, that for each retail station listed on Exhibit A (“Site”), the term for that Site will end on the “Site Expiration Date” listed on Exhibit A for that Site.

2. Purchase and Sale. Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase and receive from Seller, the product or products described on Exhibit A (collectively, the “Products”, and each individually, a “Product”), in accordance with the terms and provisions of this Agreement. Seller’s obligations under this Agreement are expressly conditioned upon Buyer satisfying Seller’s credit and other financial requirements.

3. General Terms and Conditions. The general terms and conditions set forth on the attached Exhibit B are incorporated herein for all purposes.

4. Volume Requirements; Delivery Point. In each calendar month during the Term, Seller agrees to Sell, and Buyer agrees to purchase, not less than 85% and not more than 115% (the “Volume Range”) of the ratable monthly volume (the “Monthly Volume”), allocated to each Site that has not yet reached its Site Expiration Date, at each of the relevant terminal locations set forth on Exhibit A (each, a “Delivery Point”), where each Product will be delivered FCA to Buyer. The volume of Product purchased will be determined solely by the amount set forth on the net bill of lading generated at the Delivery Point. Exhibit A will be updated by mutual agreement of the Parties in accordance with the terms set forth in the Master Agreement, dated May 1, 2013, between the Parties (the “Master Agreement”).

5. Price and Payment. Buyer agrees to pay Seller, at the prices specified in Section 5.3 of the Master Agreement (the “Price”), for all Products purchased under this Agreement within 10 days after the date of the relevant bill of lading. Notwithstanding anything to the contrary contained herein, or contained in any other agreement between the Parties, Buyer shall pay to Seller on demand amounts equivalent to any and all (collectively, the “Fees”): Taxes, duties, charges, and fees, and any and all increases thereon which are now or hereafter imposed, directly or indirectly, on, against, in respect of, or measured by the Products, or any material contained in the Products, or the inspection, production, manufacture, sale, purchase, storage, transportation, delivery, or other handling of the Products or material contained in the Products, or any feature thereof, or otherwise relating to this Agreement. Fees are not included in the Price and will be billed as a separate line item on each invoice.

6. Default; Termination. This Agreement may be terminated by either party upon thirty (30) days written notice for a material failure by the other party to comply with the terms and conditions of this Agreement, specifically including, but not limited to, the failure of Buyer to purchase Products within the Volume Range (in which case, Seller may, in its discretion, either terminate this Agreement in its entirety or with respect to the relevant Delivery Point at which Buyer is failing to purchase within the Volume Range).

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CST MARKETING AND SUPPLY COMPANY

7. Underlifting & Overlifting. In addition to any other rights that Seller may have under this Agreement as a result of Buyer’s failure to purchase Products within the Volume Range:

a. If Buyer fails to purchase at least 85% of the Monthly Volume for a given Product at a given Delivery Point, at Seller’s sole discretion, upon written notice to Buyer (the “Underlift Notice”), Seller may reduce the Monthly Volume thereafter required to be sold and delivered by Seller to Buyer to the actual amount purchased by Buyer (the “Adjusted Monthly Volume”), which amount will be stated in the Underlift Notice.

b. If, Buyer purchases more than 115% of the Monthly Volume for a given Product at a given Delivery Point in a given month (a “Lifting Month”), Seller, by delivering a written notice to Buyer (the “Overlift Notice”), may, but is not required to, impose an additional per gallon charge (the “Overlift Charge”), on Product purchased in excess of the Lifting Month’s Monthly Volume (the “Overlifted Volume”). For purposes of calculating the Overlift Charge, the applicable Overlifted Volume shall be rounded up to the next number divisible by 10,000. Alternatively, if and as specified in the Overlift Notice, Seller may impose the Overlift Charge on a daily basis or weekly basis, meaning that the Overlift Charge must be paid for each gallon of Product purchased by Buyer during the Lifting Month that exceeds: (a) a daily ratable volume set forth in the Overlift Notice after the date set forth in the Overlift Notice; or (b) a weekly ratable volume set forth in the Overlift Notice after the date set forth in the Overlift Notice. Buyer agrees to pay the Overlift Charge, if imposed by Seller in accordance with this section. The Overlift Charge shall be in addition to all other amounts owed by Buyer under the Agreement.

8. Miscellaneous.

a. Notices. All notices required by, permitted by or otherwise related to this Agreement shall be in writing and sent by facsimile, overnight courier, hand, registered or certified mail, return receipt requested with all postage fully paid to the relevant Party at the address set forth below the signature block below. A Party may change or provide additional notice information to the other by giving notice in accordance with this section. A notice shall be deemed to have been received by a Party: (i) if delivered by hand or sent by overnight courier, on the day of delivery if a Business Day, or if not a Business Day, on the immediately following Business Day, (ii) if sent by registered or certified mail, return receipt requested, on the date of receipt, and (iii) if transmitted by facsimile, at the time of transmission with answer back confirmation of receipt.

b. Counterparts; Facsimile Signatures. The Parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or electronically scanned transmittal is effective execution for all purposes under this Agreement.

Buyer and Seller have executed this Agreement to be effective for all purposes as of the Effective Date.

BUYER:		SELLER:
CST MARKETING AND SUPPLY COMPANY		VALERO MARKETING AND SUPPLY COMPANY

By:	/s/ Kimberly S. Bowers	By:	/s/ Joseph W. Gorder
Name:	Kimberly S. Bowers	Name:	Joseph W. Gorder
Title:	Chief Executive Officer & President	Title:	President

Notice to Buyer:		Notice to Seller:
CST MARKETING AND SUPPLY COMPANY		VALERO MARKETING AND SUPPLY COMPANY
Attn: Marketing		Attn: Wholesale Marketing - Unbranded Sales
One Valero Way, Building D		One Valero Way
San Antonio, Texas 78249-1616		San Antonio, Texas 78249
Fax: 210-345-3456		Fax: 210-370-4691

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CST MARKETING AND SUPPLY COMPANY

EXHIBIT A

TO

PETROLEUM PRODUCT SALE AGREEMENT

GASOLINE
Site	City	ST	Primary	Secondary	Annual	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Site Exp Date
[*.*]
Total

DIESEL
Site	City	ST	Primary	Secondary	Annual	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Site Exp Date
[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	3/31/23
[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	3/31/23
[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	3/31/23
Total					[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]	[*.*]

[End of Exhibit A]

Petroleum Product Sale Agreement - CUSTOM	EXHIBIT A
CST MARKETING AND SUPPLY COMPANY

EXHIBIT B

TO

PETROLEUM PRODUCT SALE AGREEMENT

General Terms and Conditions for Petroleum Product Purchases/Sales

1. Composition of Agreement. These General Terms and Conditions for Petroleum Product Purchases/Sales (the “General Terms”) shall apply to the agreement between Valero Marketing and Supply Company (“Valero”) and Buyer to which these General Terms are attached or specifically incorporated by reference. As used in this Agreement, “Special Provisions” means all provisions of this Agreement (including any amendments) except the General Terms. If there is a conflict between the Special Provisions and the General Terms, the Special Provisions will govern. The Special Provisions and the General Terms are referred to collectively as the “Agreement”. Capitalized terms which are used but not otherwise defined in these General Terms shall have the meanings ascribed to them in the Special Provisions.

2. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with the referenced entity, including the referenced entity’s parent. In this definition, “control” means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

(b) “API” means American Petroleum Institute.

(c) “Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree (including, without limitation, any consent decree), permit, approval, license, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

(d) “ASTM” means ASTM International, formerly known as the American Society for Testing and Materials.

(e) “Barrel” and “BBL” means 42 US Gallons measured at 60 degrees Fahrenheit.

(f) “BPD” means Barrels per Day.

(g) “Business Day” means a day on which banks are open for general commercial business in New York, New York.

(h) “Carrier” means, either Buyer or a third party hired by Buyer, who takes possession of Product when purchased from Seller under this Agreement.

(i) “Day” means a period of 24 consecutive hours, beginning and ending at 00:00:01 San Antonio, Texas time.

(j) “Force Majeure” means any cause or event reasonably beyond the control of a Party, including (but without limiting the generality of such term): acts of god, perils of the sea, fire, delay of the performing vessel arising from breakdown or adverse weather, accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors, or other navigational or transportation mechanisms, war (declared or undeclared), military operations, blockade, revolution, disruption or breakdown of or explosions or accidents to wells, storage plants, refineries, terminals, machinery or other facilities, trade restriction, strike, lockouts, or a dispute or difference with workers, labor shortage requests, orders or actions of any government, or by any person purporting to represent a government, or any other cause of a similar nature as described herein not reasonably within the control of the respective parties.

(k) “Gallon” means a U.S. gallon of 231 cubic inches at 60 degrees Fahrenheit (60°F).

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(l) “Governmental Authority” means any federal, state, local, foreign government, any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

(m) “Guarantor” means, with respect to a Party, a third party who has guaranteed one or more obligations of the Party under this Agreement.

(n) “Incoterms” shall mean the 2010 edition of the trade terms published by the International Chamber of Commerce which shall apply to this Agreement to the extent that they do not conflict with the provisions of this Agreement. “DAP” and “FCA” and any other Incoterms used in this Agreement shall have the meanings given to them in the Incoterms.

(o) “Independent Inspector” means a duly licensed person or firm, appointed as agreed by Seller and Buyer, that performs a quantity or quality determination with respect to the Products received or delivered hereunder.

(p) “Insolvency Event” means that a Party, or a Guarantor of that Party: (i) files a petition, or otherwise commences or authorizes the commencement of a proceeding or case, under any bankruptcy, reorganization, or similar law for the protection of creditors; (ii) has a petition filed, or proceeding commenced, against it under any bankruptcy, reorganization, or similar law for the protection of creditors; (iii) files a petition, or has a petition presented against it, for its winding-up or liquidation; (iv) makes a general assignment, arrangement or composition with, or for the benefit of, its creditors; (v) seeks, or becomes subject to, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets; (vi) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets; (vii) becomes insolvent or incapable of paying its debts as they fall due, by acceleration or otherwise; (viii) fails to give adequate security for, or assurance of, its ability to perform its obligations hereunder within three (3) business days after a reasonable request therefor; (ix) takes any other action to authorize any of the foregoing; or (x) otherwise becomes bankrupt or insolvent (however evidenced).

(q) “Interest Rate” means an annual rate (based on a 360-day year) equal to the lesser of: (i) two percent (2%) over the prime rate as published under “Money Rates” in the Wall Street Journal in effect at the close of the Business Day on which payment was due and (ii) the maximum rate permitted by Applicable Law.

(r) “Month” means a period beginning at the first Day of the calendar month and ending at the same hour on the first Day of the next succeeding calendar month.

(s) “Taxes” means any and all foreign, federal, state and local taxes, duties, fees and charges of every description, including all motor fuel, excise, gasoline, aviation fuel, special fuel, diesel, environmental, spill, gross earnings or gross receipts and sales and use taxes, however designated, paid or incurred with respect to the purchase, storage, exchange, use, transportation, resale, importation, exportation or handling of the Products; provided, however, that “Taxes” does not include: (i) any tax imposed on or measured by net profits, gross or net income, or gross receipts (excluding, for the avoidance of doubt, any transaction taxes such as sales, use, gross earnings or gross receipts or similar taxes that are based upon gross receipts, gross earnings or gross revenues received only from the sale of petroleum products); (ii) any tax measured by capital value or net worth, whether denominated as franchise taxes, doing business taxes, capital stock taxes or the like; (iii) business license or franchise taxes or registration fees; or (iv) any ad valorem or personal property taxes.

3. Title and Risk of Loss. For Product sold FCA at a designated terminal, title and risk of loss shall pass from Seller to Buyer as the Product passes the inlet manifold of the tank truck in the case of bottom loading or the outlet flange of the loading terminal’s flexible hose, in the case of gravity fed top loading tank trucks. For Product sold DAP, title and risk of loss shall pass from Seller to Buyer on the arrival of the tank truck at the agreed location designated by Buyer.

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CST MARKETING AND SUPPLY COMPANY

4. Payment Terms.

(a) Payments. Any payments hereunder shall be made to Seller pursuant to the payment terms set forth in the Special Provisions. All payments shall be made without offset, discount, deduction or counterclaim by wire transfer of immediately available funds on or before the payment due date, as set forth in the Special Provisions.

(b) Required Documentation. In addition to any documentation required by Applicable Law supporting documentation shall be as follows:

(1) Invoice (facsimile acceptable).

(2) Truck bill of lading.

(3) Certificate of quality or Independent Inspector’s quality report (facsimile acceptable).

(c) Interest. Any amount payable under this Agreement shall, if not paid when due, bear interest from the payment due date until, but excluding the date payment is received at the Interest Rate.

(d) Split Weekend Clause. If the payment due date falls on a Sunday, or on a Monday that is not a Business Day in the place where payment is to be made, payment shall be made in immediately available funds to Seller on the next Business Day after such payment due date. If the payment due date falls on a Saturday, or on a non-Business Day other than a Monday in the place where payment is to be made, payment shall be made in immediately available funds to Seller on the last Business Day prior to such payment due date.

5. Financial Responsibility. Expressly subject to the provisions of Section 5.6 of the Master Agreement, if sufficient credit for the transactions under this Agreement is not approved by the Seller’s Credit Department, within seven (7) days before the first delivery date, or thereafter if sufficient credit has been provided and the Buyer either exceeds such credit limit or the Seller has reasonable grounds for insecurity as to the Buyer’s creditworthiness or performance hereunder, the Seller may, in its reasonable discretion require the Buyer to: (i) prepay Seller the full amount according to Seller’s invoice for any deliveries of Product by wire transfer of immediately available funds at least two (2) Business Days prior to the delivery date; (ii) increase the amount of the Letter of Credit (as defined and provided in Section 5.6 of the Master Agreement); or (iii) provide some other form of credit support reasonably acceptable to Seller. In the event the above requirements have not been satisfied within the specified time limits, Seller shall have the option of terminating this Agreement and/or suspending its performance under this Agreement until Buyer provides such payment. Seller’s delivery of Product hereunder prior to Buyer making payment or posting the letter of credit as provided above, shall not operate as a waiver of Seller’s rights to immediately impose the credit support obligations under this Section 5 or at any future time prevent Seller from promptly exercising any other option, right or remedy that it may have under the terms of this Agreement.

6. Quantity and Quality, Determination and Claims.

(a) Specifications. The Products sold or transferred under this Agreement shall conform to the specifications set forth in the Special Provisions, taking into account any stated tolerances. Product delivered by pipeline shall conform to the transporting pipeline’s specifications.

(b) Measurement. The quantity of the Products shall be determined in accordance with the latest established API/ASTM standards for the method of delivery. Unless otherwise specified elsewhere in this Agreement, all volumes shall be temperature corrected to 60ºF in accordance with the latest supplement or amendment to ASTM-IP petroleum measurement tables (ASTM designated D#1250, table 6(b)). Metering systems shall conform to the API/ASTM Standards then in effect relative to meter calibration/accuracy. The Party responsible for the meters or temperature probes used for measurement under this Agreement shall ensure that such meters and temperature probes are calibrated and proved according to applicable API/ASTM Standards, but in any event, not less frequently than once every six (6) months. If the other Party has reasonable cause, it will have the right to independently certify, at its own expense, the calibration of such meters and temperature probes.

(c) Quantity. The quantity of Product shall be determined using the loading terminal’s tank gauges or weigh scales and evidenced by bill of lading(s) or in accordance with the standard practice in use at the loading terminal at the time of loading and that quantity shall be used to calculate Seller’s invoice.

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CST MARKETING AND SUPPLY COMPANY

(d) Quality. The quality of the Products shall be determined in accordance with the latest established API/ASTM standards. If available, quality of Product shall be determined by an automatic, volumetric in-line sampler that has been certified and proven per API standards. If an in-line sampler is not available or has not been certified and proven, quality shall be determined, as applicable, pursuant to a volumetric composite of the static shore tanks at the loading terminal before transfer into the receiving equipment as evidenced by the Independent Inspector’s report.

(e) Inspection. Each Party shall have the right to have a representative present at the time of loading, discharge, gauging and measurement. Such representative must comply with any applicable facility’s safety procedures or requirements. If the Independent Inspector is present, however, the independent inspector’s gauges, tests, and measurements will be binding upon the Parties absent fraud or manifest error. Unless otherwise agreed, the cost of the Independent Inspector will be shared equally by the Parties. The Parties shall instruct the Independent Inspector to obtain and retain appropriate samples of the Products for a period of ninety (90) days from the date of measurement. Representative samples customarily shall be taken from the storage tanks from which delivery is made or by an in-line sampler.

(f) Quality Claims. Any claim regarding the quality or quantity of any Products delivered shall be waived unless submitted to the Seller in writing, together with supporting documentation and reasonable details of the facts on which the claim is based, within thirty (30) days after the date of delivery. The delivery date shall be determined by the bill of lading or other shipping document as appropriate for the delivery method.

7. Warranties. The Seller represents and warrants that: (a) as of the date of delivery of the Products hereunder, Seller has good title to the Products sold and delivered, free and clear of any liens or encumbrances, other than taxes that are due by Buyer and governmental and statutory liens securing payments not yet due and payable; (b) Seller has full right and authority to transfer such title of such Products to Buyer; and (c) the Products conform to the Specifications. EXCEPT FOR THOSE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER BUYER NOR SELLER MAKES ANY OTHER REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND THAT OF FITNESS FOR A PARTICULAR PURPOSE, AS APPLICABLE. NOTWITHSTANDING ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE (OR LACK THEREOF) INCONSISTENT HEREWITH, SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS OF THE PRODUCT FOR A PARTICULAR PURPOSE.

8. Deliveries. Seller shall make and Buyer shall receive deliveries as set forth in the Special Provisions. At the time of delivery, Seller shall prepare and furnish the Buyer with copies of bills of lading and other shipping papers. Buyer shall provide adequate and safe equipment for the acceptance of Products sold to and purchased by Buyer hereunder. Seller reserves the right to refuse delivery into any equipment or facility which Seller deems unsafe or unsatisfactory to receive such deliveries. For deliveries of Product into truck, no Carrier will be entitled to access each relevant terminal unless and until the Carrier enters into a Facility Access Agreement with the operator thereof and provides all necessary documentation, including, without limitation, certificates evidencing required insurance coverages, as required thereby, in the operator’s discretion. In addition, Buyer shall only take such delivery during the delivering facility’s usual business hours.

9. Hazard Warning Responsibility. Seller shall provide to Buyer a Material Safety Data Sheet for each Product delivered hereunder. Buyer acknowledges that there may be hazards associated with the loading, unloading, transporting, handling or use of the Product sold hereunder, which may require that warnings be communicated to or other precautionary action taken with all persons handling, coming into contact with, or in any way concerned with the Products sold hereunder. Buyer assumes as to its employees, independent contractors and subsequent purchasers of the Product sold hereunder all responsibility for all such necessary warnings or other precautionary measures relating to hazards to person and property associated with the Product sold hereunder and, furthermore, Buyer shall defend at its own expense, indemnify fully and hold harmless Seller and its Affiliates and its and their agents, officers, directors, employees, representatives, successors and assigns from and against any and all Losses arising out of or in any manner related to Buyer’s failure to provide necessary warnings or other precautionary measures in connection with the Product sold hereunder as provided above.

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10. Compliance with Applicable Laws.

(a) General. Seller and Buyer each agree to comply fully in the performance of this Agreement with all Applicable Laws, including, but not limited to, all effective federal, state, and local regulations applicable to fuels and additives covered by this Agreement, including, but not limited to, volatility requirements, requirements for oxygenated and reformulated gasoline, and low sulfur requirements, and hereby certifies and warrants that any Product delivered under this Agreement complies with the applicable standards and requirements when delivered to the Buyer. Buyer shall sell, offer for sale, dispense, supply, offer for supply, and transport in compliance with all such federal, state, and local regulations.

(b) Product Compliance. Seller hereby certifies that any Product delivered under this Agreement is in compliance with the standards applicable to the delivery location when delivered to the Buyer. For each delivery of gasoline, Seller shall provide to Buyer a certificate of analysis, a bill of lading, a delivery ticket, or a loading ticket that certifies that the gasoline is in compliance with federal and state Reid Vapor Pressure requirements applicable at the time of delivery. For each delivery of reformulated and conventional gasoline, Seller shall provide a product transfer document containing the information required under federal regulations, specifically 40 C.F.R. sections 80.77, 80.106, 80.158, and 80.171 as such regulations may be modified from time to time.

11. Taxes.

(a) General. Unless otherwise specifically provided in this Agreement, Seller shall be liable for any and all Taxes with respect to the Products delivered hereunder, the taxable incident of which occurs before the transfer of title to the Products to Buyer. Unless otherwise specifically provided in this Agreement, Buyer shall be liable for any and all Taxes with respect to the Products delivered hereunder, the taxable incident of which occurs after transfer of title to the Products to Buyer. Unless specifically provided in the Agreement, any and all Taxes the taxable incident of which is the transfer of title, regardless of the character, method of calculation or measure of the levy or assessment, shall be paid by the Party upon which the Tax is imposed by the applicable taxing authority. To the extent a Party (herein referred to as “Party X”) is required by Applicable Law to pay or remit certain Taxes on behalf of the other Party (herein referred to as “Party Y”) or Party X otherwise pays Taxes for which Party Y is liable, Party Y shall reimburse Party X to the extent Party X paid such Taxes. Party Y’s reimbursements of Taxes to Party X shall be grossed up as necessary to return to Party X, after payment of any taxes thereon, the amount actually paid by Party X. A Party shall not be responsible for any penalties or interest related to the obligations of the other Party in respect of Taxes to the extent such penalties or interest accrue based on the actions or inactions of the other Party. If any ad valorem or personal property taxes are assessed against Products sold hereunder, the Party having title to the Products at the time such tax liability is assessed shall be responsible for payment of such taxes.

(b) Exemption; Tax Forms. If Buyer claims exemption from any of the aforesaid Taxes, then Buyer, in lieu of payment of or reimbursement of such Taxes to Seller, shall furnish Seller with a properly completed and executed exemption certificate in the form prescribed by the appropriate taxing authority. Buyer shall promptly notify Seller in writing of any change in the status of its exemption. Each Party shall provide to the other Party a properly executed Internal Revenue Service Form W-9 (or successor form), as appropriate, upon the execution of this Agreement and subsequently if the information in such form becomes materially inaccurate or such form expires or becomes obsolete. Each Party further agrees to promptly deliver to the other Party any other tax form or certificate reasonably requested by the other Party.

12. [Intentionally deleted]

13. Indemnity. SELLER AND BUYER MUTUALLY COVENANT TO AND SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD EACH OTHER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, AGENTS AND CONTRACTORS HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, SUITS, LOSSES (INCLUDING WITHOUT LIMITATION, COSTS OF DEFENSE, ATTORNEYS’ FEES, PENALTIES AND INTEREST), DAMAGES, CAUSES OF ACTION AND LIABILITY OF EVERY TYPE AND CHARACTER WITHOUT REGARD TO AMOUNT (TOGETHER, “LOSSES”) CAUSED BY, ARISING OUT OF OR RESULTING FROM THE ACTS OR OMISSIONS OF NEGLIGENCE OR WRONGDOING OF SUCH INDEMNIFYING PARTY, ITS OFFICERS, EMPLOYEES, CONTRACTORS OR AGENTS WITH RESPECT TO THE PURCHASE, SALE OR EXCHANGE OF PRODUCTS HEREUNDER, EXCEPT TO THE EXTENT SUCH LOSSES ARE CAUSED BY, ARISE OUT OF OR RESULT FROM THE ACTS OR OMISSIONS OF NEGLIGENCE OR WRONGDOING OF THE INDEMNIFIED PARTY.

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14. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, SPECIAL OR PUNITIVE DAMAGES, OR FOR LOST PROFITS, WHICH ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF WHETHER IN CONTRACT, TORT OR OTHERWISE. EXCEPT FOR A BREACH BY SELLER OF ITS WARRANTY OBLIGATIONS UNDER SECTION 7 ABOVE, SELLER SHALL NOT BE LIABLE TO BUYER FOR ANY DAMAGES OR LOSSES RESULTING FROM BUYER’S OR BUYER’S EMPLOYEE’S, CUSTOMER’S, CONTRACTOR’S OR AGENT’S ACTIONS OR INACTIONS FOLLOWING DELIVERY OF THE PRODUCT FROM SELLER TO BUYER HEREUNDER, INCLUDING WITHOUT LIMITATION THE IMPROPER USE OF THE PRODUCT. EACH PARTY’S RECOVERY WITH RESPECT TO ANY CLAIM, LOSS, EXPENSE, OBLIGATION OR LIABILITY HEREUNDER, OR PURSUANT TO THE TERMS HEREOF OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE LIMITED TO DIRECT DAMAGES FLOWING FROM ANY BREACH BY THE OTHER PARTY OF THIS CONTRACT, INCLUDING WITHOUT LIMITATION ANY DIRECT DAMAGES ARISING FROM A BREACH BY SELLER OF ITS WARRANTY OBLIGATIONS IN SECTION 7 ABOVE. Further, any actions to enforce any rights or obligations under this Agreement must be filed in court against the other party no later than one (1) year after the date on which the alleged breach of this Agreement occurred.

15. Force Majeure.

(a) Effect of Force Majeure. Neither Party shall be liable to the other Party if it is rendered unable by an event of Force Majeure to perform in whole or in part any obligation or condition under this Agreement, for so long as the event of Force Majeure exists and to the extent that performance is hindered by the event of Force Majeure; provided, however, that the Party unable to perform shall use commercially reasonable efforts to avoid or remove the event of Force Majeure (provided, however, no Party shall be compelled to resolve any strikes, lockouts or other industrial disputes other than as it shall determine to be in its best interests). During the period that a Party’s performance of its obligations under this Agreement has been suspended in whole or part by reason of an event of Force Majeure, the other Party likewise may suspend the performance of all or part of its obligations to the extent that such suspension is commercially reasonable, except for any payment and indemnification obligations arising prior to the occurrence of such Force Majeure event.

(b) Notice. If the event of Force Majeure renders either Party unable, in whole or in part, to carry out its obligations under this Agreement, such Party (the “Notifying Party”) must give the other Party (the “Noticed Party”) notice and full particulars in writing as soon as practicable after the occurrence of the causes relied upon, or give notice by telephone and follow such notice with a written confirmation within forty-eight (48) hours.

(c) Termination. In the event that the period of suspension due to a Force Majeure event shall continue in excess of 30 days from the date that notice of such event is given, and so long as such event is continuing, either Party, in its sole discretion, may terminate such affected transaction by written notice to the other Party, and neither Party shall have any further liability to the other Party in respect of such transaction except for the rights and remedies previously accrued.

16. Default.

(a) Event of Default. The following shall constitute a default under this Agreement (each, an “Event of Default”): (i) a Party (the “Non-Performing Party”), or if the obligations of a Party are guaranteed by another party (the “Guarantor”), the Guarantor of such Party fails to make any required payment under this Agreement when due, and that failure continues for three (3) Business Days after receipt of written notice from the other Party (the “Other Party”); (ii) the Party or its Guarantor fails to comply with any other term, provision or covenant of this Agreement, including the Seller’s failure to deliver Product and Buyer’s failure to take delivery of Product, each in accordance with the terms and conditions of this Agreement, and shall not cure, or have commenced to cure and pursue completion of the cure with due diligence, such failure within ten (10) Business Days after receipt of written notice from the other Party; (iii) the Party or its Guarantor is dissolved, or has a resolution passed for its winding-up,

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official management or liquidation, other than pursuant to a consolidation, amalgamation or merger; (iv) the Party or its Guarantor merges or becomes consolidated with any other entity, or transfers, by any means, all or substantially all of its assets to another entity which results in the creditworthiness of the surviving or transferee entity being materially weaker than that of the Non-Performing Party immediately prior to such action, as reasonably determined by the Other Party; (v) the Party or its Guarantor affirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of any guaranty issued by the Guarantor; or (vi) an Insolvency Event occurs with respect to either Party or its Guarantor.

(b) Seller Failure to Deliver. Unless excused by an event of Force Majeure or an event set forth in Section 17 or Section 18 of these General Terms, or Buyer’s failure to perform, if the Event of Default is the result of Seller’s failure to deliver Product, Seller shall pay to Buyer, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for each Gallon/Barrel (as applicable) of the Product of such deficiency equal to: (i) the market price at which Buyer, acting in a commercially reasonable manner, is able, or absent an actual purchase, would be able (FOB at the Terminal) to purchase or otherwise accept comparable supplies of the Product of comparable quality as determined by Buyer in a commercially reasonable manner, plus (1) costs reasonably incurred by Buyer in purchasing such substitute Product and (2) additional transportation charges, if any, reasonably incurred by Buyer as a result of taking delivery of substitute Product at a location other than the Terminal, minus (ii) the price agreed to for the relevant transaction; except that if such difference is zero or negative, then neither Party shall have any obligation to make any deficiency payment to the other.

(c) General Remedies. Upon the occurrence of an Event of Default, the Other Party may do any one or more of the following, without limiting any other rights and remedies that may be available to the Other Party under this Agreement or otherwise: (i) apply any prepayments made, or performance assurance posted under this Agreement, by the Non-Performing Party to the Other Party against any amounts that are owed to the Other Party under this Agreement; (ii) if the Other Party is Seller, suspend deliveries until all amounts due for all previous deliveries to Buyer have been paid in full; provided, however, to the extent the Other Party sustains actual direct damages related to the suspension of deliveries of Product(s), the Non-Performing Party shall pay such actual direct damages to the Other Party; (iii) if the Other Party is Seller, place the Non-Performing Party on a pre-pay basis; and (iv) terminate this Agreement or any Transaction upon giving written notice to the Non-Performing Party.

(d) Liquidation and Termination. If an Insolvency Event occurs to either Party, the Other Party, and its Affiliates shall, in their sole discretion, have the further right to liquidate this Agreement and any other “Forward Contracts” (as defined below) between any of them and the Non-Performing Party by notice in writing to the Non-Performing Party. As used herein, the term “Liquidated Contracts” means this Agreement, and any other “Forward Contracts” between the Other Party and/or any of its Affiliates and the Non-Performing Party that are actually liquidated as provided herein due to the occurrence of an Insolvency Event, or, with respect to this Agreement, any other Event of Default; the term “Liquidating Party” means, the Other Party or its Affiliate, with respect to the relevant Liquidated Contract; and the term “Liquidation Date” means the date of termination of the Liquidated Contracts. For each Liquidated Contract, the Liquidating Party shall determine the aggregate gains or losses resulting from the liquidation of the Liquidated Contract (each, a “Liquidation Balance”), by calculating the difference, if any, between the price specified for the products thereunder and the market price for the relevant commodity as of the date of liquidation (as determined by the Liquidating Party in any commercially reasonable manner), multiplied by the remaining quantities of the product to be delivered thereunder. The Liquidation Balance for each Liquidated Contract shall be netted to a single sum (the “Liquidated Amount”), and the Liquidating Parties shall notify the Non-Performing Party of the Liquidated Amount in writing. The Non-Performing Party shall pay the entire Liquidated Amount to the relevant Liquidating Party within one (1) Business Day after the written notice is given, and the Liquidated Amount shall bear interest at the Interest Rate, from the date the Liquidated Amount is due until it is paid.

(e) Forward Contract Status. The parties acknowledge and agree that this Agreement constitutes a “Forward Contract,” each Party is a “Forward Contract Merchant,” and each payment hereunder constitutes a “Transfer” or a “Settlement Payment” under the U.S. Bankruptcy Code - 11 U.S.C. Sec. 101, with all attendant protections and benefits.

(f) Remedies Not Exclusive. The Other Party’s rights under this section shall be in addition to, and not in limitation or exclusion of, any other rights and remedies of the Other Party under this Agreement, or at law or in equity, specifically including any right and remedies under the Uniform Commercial Code. The rights of all Liquidating Parties under this section shall be in addition to, and not in limitation or exclusion of, any other rights and remedies of the Liquidating Party under the relevant Liquidating Contract, or at law or in equity, specifically including any right and remedies under the Uniform Commercial Code.

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17. Allocation. If Seller does not have sufficient supplies of Product to meet the supply obligations under this Agreement and its other product supply obligations, then Seller may allocate its available supplies of Product on any basis which in Seller’s sole judgment is fair and reasonable including, but not limited to, an allocation based on historical or planned deliveries. The shortage creating the need to allocate may be based on any of the following: (a) an event of Force Majeure; (b) an actual shortage of Product; a partial or total interruption or loss or shortage of transportation facilities or supplies of Product; (c) a shortage in a contemplated source of supply of Product; or (d) a general shortage in Seller’s product supply system (including the supply system of the Seller’s Affiliates). Seller shall have no obligation to make up any shortage resulting from an allocation hereunder. Furthermore, this Agreement shall not be construed in any way to require Seller to purchase Product or transfer Product from another refinery to supply any or all of the contract volume hereunder.

18. [Intentionally deleted]

19. Miscellaneous.

(a) Independent Contractor. In performing their respective services pursuant to this Agreement, Seller and Buyer are acting solely as independent contractors maintaining complete control over their respective employees, facilities, and operations. Neither Seller nor Buyer is authorized to take any action in any way whatsoever for or on behalf of the other, except as may be necessary to prevent injury to persons or property, or, in accordance with this Agreement, to contain, reduce or clean up any spills that may occur.

(b) No Waiver. No waiver of any right under this Agreement at any time will serve to waive of the same right at any future date.

(c) Assignment. Buyer may not assign any of its rights, duties, or obligations provided for under this Agreement, in whole or in part, without the prior written consent of Seller. Any purported assignment of this Agreement in violation of this section will be void. The above notwithstanding, Buyer shall have the right to assign this Agreement to any Affiliate by providing written notice of such assignment to Seller and so long as Buyer expressly remains jointly and severally responsible for the obligations so assigned with the Affiliate assignee.

(d) Amendment. No amendment to this Agreement will be effective unless made in writing and signed by an officer or other authorized representative of both Parties.

(e) Severability. If a provision of this Agreement is unenforceable under any Applicable Law, that provision will be enforced to the maximum extent permitted by Applicable Law. The remaining provisions of this Agreement will continue in full force and effect.

(f) Entire Agreement. This Agreement represents the entire agreement of the Parties with respect to the matters contemplated by this Agreement.

(g) Audit. Each Party and its duly authorized representatives shall have access during customary business hours to the accounting records and other documents maintained by the other Party which relate to this Agreement and shall have the right at its own expense to audit such records at any reasonable time or times within one (1) year after the termination of this Agreement. However, a Party can only conduct one audit per year, and the same year cannot be re-audited. In no event shall the audited party be obligated to disclose legally privileged information.

(h) Choice of Law. Any controversy, cause of action, dispute or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity thereof, shall be governed by the substantive and procedural laws (excluding any conflict-of-laws, rules or principles which may refer the laws of the State of Texas to the laws of another jurisdiction) of the State of Texas. The parties specifically agree that the sole jurisdiction for any claims shall be in State or Federal courts having jurisdiction thereof located in the Harris County, Texas.

(i) U.N. Convention. The United Nations Convention on Contracts for the International Sale of Goods shall not in any way apply to or govern this Agreement or any transaction under this Agreement.

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(j) Commissions and Gifts. No director, officer, employee or agent of either Party shall give or receive any commission, fee, rebate, gift or entertainment of significant value or cost in connection with this Agreement. Further, neither Party shall make any commission, fee, rebate, gift or entertainment of significant value or cost to any governmental official or employee in connection with this Agreement.

(k) US Sanctions. The Parties expressly agree to comply with all United States laws and regulations concerning U.S. sanctioned and/or embargoed countries, entities and individuals. Seller warrants that no country, entity, or individual prohibited by U.S. law or regulation has at any time had an interest in the Product sold in under this Agreement.

(l) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and part of one and the same document.

(m) Construction. The following rules of construction will govern the interpretation of this Agreement: (i) “days,” “months,” and “years” will mean calendar days, months and years unless otherwise indicated; (ii) “including” does not limit the preceding word or phrase; (iii) section titles do not affect interpretation; (iv) “hereof,” “herein,” and “hereunder” and words of similar meaning refer to this Agreement as a whole and not to any particular provision of this Agreement; and (v) no rule of construction interpreting this Agreement against the drafter will apply.

(n) Attorney’s Fees. In the event either Party finds it necessary to bring suit against the other Party as a result of any dispute arising out of this Agreement, the prevailing Party in such dispute shall be entitled to recover, in addition to such other damages and relief as it may be awarded by the court or other forum of competent jurisdiction, its reasonable attorneys’ fees, court costs and other reasonable costs of litigation.

[End of Exhibit B]

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